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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              David's Bridal, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Florida                                      65-0214563
 (State or Other Jurisdiction of                         (IRS Employer
  Incorporation or Organization)                      Identification No.)

44 West Lancaster Avenue, Suite 250
      Ardmore, Pennsylvania                                  19003
(Address of Principal Executive Offices)                  (Zip Code)



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-72693


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

       Title of Each Class             Name of Each Exchange on Which
       to be so Registered             Each Class is to be Registered
       -------------------             ------------------------------
         Not Applicable                        Not Applicable


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, $.01 Par Value
                   ------------------------------------------
                                (Title of class)
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Item 1.     Description of Registrant's Securities to be Registered

      The Registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-72693) that was filed with the Securities and Exchange Commission on February 19, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.     Exhibits.

      None.


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                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    DAVID'S BRIDAL, INC.



                                    By: /s/ Steven H. Erlbaum
                                        ----------------------
                                   Name: Steven H. Erlbaum
Dated:  May 14, 1999              Title: Chairman of the Board


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